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                                                                      Exhibit 11


                              ARTHUR ANDERSEN LLP



As independent public accountants, we hereby consent to the use of our report dated September 13, 1996, (and to all references to our Firm) included in or made a part of this registration statement.


/s/ Arthur Andersen LLP
October 21, 1996